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                                   Exhibit 8
                                   ---------

                             Custody Agreement with
                            The Bank of New York and
                            Schedule of Remuneration


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                           CUSTODY AGREEMENT
                           -----------------

      Agreement made as of this 12th day of May, 1993, between The Walnut Street Funds, Inc., a corporation organized and existing under the laws of the State of Maryland having its principal office and place of business at
                           (hereinafter called the "Company"), and THE
BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York 10286 (hereinafter called the "Custodian").


                             W I T N E S S E T H :

      "WHEREAS, the Company is an investment company registered under the Investment Company Act of 1940, as amended, that invests and reinvests, on behalf of its Series, in Securities,

      WHEREAS, the Custodian is, and has represented to the Company that the Custodian is, a "bank" as that term is defined in Section 2(a)(5) of the Investment Company Act of 1940, as amended, and is eligible to receive and maintain custody of investment company assets pursuant to Section 17(f) thereunder,

      WHEREAS, the Company and the Custodian desire to provide for the retention of the Custodian as a custodian of the assets of the Company's initial Series, THE WALNUT STREET PRIME RESERVE FUND, and all other Series subsequently established by the Company, on the terms and subject to the provisions set forth herein."

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the Company and the Custodian agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      1. "Bank Officer" shall mean those officers or employees of the Custodian listed from time to time on Schedule II, or the last revision thereto received by the Company, who are authorized to sign hereunder for and on behalf of the Custodian.

      2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.


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      3.  "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

      4. "Certificate" shall mean any notice, instruction, or other instrument in writing, including without limitation any letter, memorandum or telecopy facsimile of any of the foregoing, authorized or required by this Agreement to be given to the Custodian which is actually received by the Custodian and signed on behalf of the Company by any two Officers, and the term Certificate shall also include instructions by the Company to the Custodian communicated by a Terminal Link.

      5. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

      6. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of
Article V herein, or (b) any receipt  described in Article V or VIII herein.

      7. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions.

      8. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Company's Board of Directors specifically approving deposits therein by the Custodian.

      9. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S.
Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

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      10. "Futures Contract" shall mean a Financial Futures Contract and/or
Stock Index Futures Contracts.

      11. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

      12. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Company for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, or otherwise, in accordance with an agreement between the Company, the Custodian and a broker, dealer, futures commission merchant or a Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Company shall be deposited and withdrawn from time to time in connection with such transactions as the Company may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

      13. "Money Market Security" shall be deemed to include, without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

      14. "O.C.C." shall mean the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

      15. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer of the Company, duly authorized by the Board of Directors of the Company to execute any Certificate, instruction, notice or other instrument on behalf of the Company and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

      16. "Option" shall mean a Call Option, Covered Call Option, Stock Index Option and/or a Put Option.

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      17. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Officer or from a person reasonably believed by the Custodian to be an Officer.

      18. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

      19. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Company sells Securities and agrees to repurchase such Securities at a described or specified date and price.

      20. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

      21. "Senior Security Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Company specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Company may from time to time determine.

      22. "Series" shall mean the various portfolios, if any, of the Company as described from time to time in the current and effective prospectus for the Company.

      23. "Shares" shall mean the shares of capital stock of the Company, each of which is, in the case of a Company having Series, allocated to a particular Series.

      24. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular

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stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

      25. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.

      26. "Terminal Link" shall mean an electronic data transmission link between the Company and the Custodian requiring in connection with each use of the Terminal Link by or on behalf of the Company use of an authorization code provided by the Custodian and at least two access codes established by the Company.


                                  ARTICLE II.

                            APPOINTMENT OF CUSTODIAN


      1. The Company hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by the Company during the period of this Agreement.

      2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.


                                  ARTICLE III.

                         CUSTODY OF CASH AND SECURITIES

      1.  Except as otherwise provided in paragraph 7 of this Article and in
Article VIII, the Company will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, at any time during the period of this Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made on the Company's behalf where such credits have been previously made and moneys are not finally collected. The Company shall deliver to the Custodian a certified resolution of the Board of Directors of the Company, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and

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to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Company shall deliver to the Custodian a certified resolution of the Board of Directors of the Company, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options for a Series as provided in this Agreement, the Custodian shall have received a certified resolution of the Company's Board of Directors, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such Series.

      2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all moneys received by it for the account of the Company with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

        (a)  As hereinafter provided;

        (b) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

        (c) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series, provided the Custodian has sent an invoice to the Company at least ten calendar days prior thereto.

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    3.   Promptly after the close of business on each day, the Custodian shall furnish the Company with confirmations and a summary, on a per Series basis, of all transfers to or from the account of the Company for a Series, either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Company for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Company with a detailed statement, on a per Series basis, of the Securities and moneys held by the Custodian for the Company.

    4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Company, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Company agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Company. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

    5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Company hereunder in accordance with preceding paragraph 4:

    (a)  Collect on a timely basis all income due or payable:

    (b) Present for payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix B annexed hereto, which may be amended at any time by the Custodian without the prior notification or consent of the Company;

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    (c)  Present for payment and collect the amount payable upon all
Securities which mature;

    (d)  Surrender Securities in temporary form for definitive Securities;

    (e) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

    (f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder;

    (g) endorse and deposit for collection checks or other orders for payment of money on behalf of the Company; and

    (h) subject to paragraph 6 of Article XVII, do all other things necessary or proper in connection with the receipt and collection of any such items.

    6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

    (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Company as owner of any Securities held by the Custodian hereunder for the Series specified in such Certificate may be exercised;

    (b) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

    (c) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

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    (d)  Make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Company; and

    (e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate.

    7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, any Option, or any Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Company stating, that any such instruments or certificates are available. The Company shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures Contracts, Options, or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such Futures Contracts, Options, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Company, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin Account, and payments with respect to Securities to which a Margin Account relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option, or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.

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    8.   The Custodian shall forward to the Company copies of all information or documents the Custodian may receive with respect to Securities held by it under this Agreement or which, in the opinion of the Custodian, are intended for the beneficial owner of the Securities including, without limitation, all proxies and other authorizations properly executed in blank and all proxy statements, offering circulars, notices, and reports. Neither the Custodian nor its nominees or agents shall vote or authorize the voting of, any Securities or give any consent, approval or waiver with respect to proxies, offering circulars and reports, except as directed by Certificates. Where warrants, options, tenders or other Securities have fixed expiration dates, the Company understands that, in order for the Custodian to act, the Custodian must receive the Company's instructions by no later than noon at least two (2) business days prior to the last scheduled date to act (or such earlier time or date as the Custodian may notify the Company). Absent the Custodian's timely receipt of such instructions, the Custodian shall not be liable if such instruments expire, nor shall the Custodian have any liability arising out of or related to any failure by any Depository, the Book-Entry Systems or any issuer to provide such information to the Custodian, either on a timely basis or otherwise.


                                  ARTICLE IV.

                PURCHASE AND SALE OF INVESTMENTS OF THE COMPANY
                    OTHER THAN OPTIONS, FUTURES CONTRACTS AND
                            FUTURES CONTRACT OPTIONS


    1. Promptly after each purchase of Securities by the Company, other than a purchase of an Option, a Futures Contract, or a Futures Contract Option, the Company shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, respect to each purchase of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement; (e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Company, pay to the broker specified in the Certificate out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

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    2.   Promptly after each sale of Securities by the Company, other than a sale of any Option, Futures Contract, Futures Contract Option, or any
Reverse Repurchase Agreement, the Company shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated;
(b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Company upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment of the total amount payable to the Company upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.


                                   ARTICLE V.

                                    OPTIONS

    1. Promptly after the purchase of any Option by the Company, the Company shall deliver to the Custodian a Certificate specifying with respect to each Option purchased: (a) the Series to which such Option is specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Company in connection with such purchase; (h) the name of the Clearing Member through whom such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Company, out of moneys held for the account of the Series to which such Option is to be specifically allocated, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.

    2. Promptly after the sale of any Option purchased by the Company pursuant to paragraph 1 hereof, the Company shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which such Option was specifically allocated; (b) the type of Option (put or call); (c)

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
the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Company upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Company, provided that the same conforms to the total amount payable as set forth in such Certificate.

    3. Promptly after the exercise by the Company of any Call Option purchased by the Company pursuant to paragraph 1 hereof, the Company shall deliver to the Custodian a Certificate specifying with respect to such Call
Option: (a) the Series to which such Call Option was specifically allocated;
(b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date; (d) the date of exercise and settlement;
(e) the exercise price per share; (f) the total amount to be paid by the Company upon such exercise; and (g) the name of the Clearing Member through whom such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of the Series to which such Call Option was specifically allocated the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.

    4. Promptly after the exercise by the Company of any Put Option purchased by the Company pursuant to paragraph 1 hereof, the Company shall deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series to which such Put Option was specifically allocated;
(b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date; (d) the date of exercise and settlement;
(e) the exercise price per share; (f) the total amount to be paid to the Company upon such exercise; and (g) the name of the Clearing Member through whom such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities specifically allocated to such Series, provided the same conforms to the amount payable to the Company as set forth in such Certificate.

    5. Promptly after the exercise by the Company of any Stock Index Option purchased by the Company pursuant to paragraph 1 hereof, the Company shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which such Stock Index Option was specifically allocated; (b) the type of Stock Index Option (put or call); (c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price;
(g) the total amount to be received by the Company in connection with such exercise; and (h) the Clearing Member from whom such payment is to be received. Upon receipt of the amount specified therein the Custodian shall credit such amount to the appropriate Series account of the Company hereunder.

    6. Whenever the Company writes a Covered Call Option, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Company; (f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through whom the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate specifically allocated to such Series such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Company, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

    7. Whenever a Covered Call Option written by the Company and described in the preceding paragraph of this Article is exercised, the Company shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Company upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate against payment of the amount to be received as set forth in such Certificate.

    8. Whenever the Company writes a Put Option, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to such Put
Option: (a) the Series for which such Put Option was written; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Company; (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

    9. Whenever a Put Option written by the Company and described in the preceding paragraph is exercised, the Company shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option; (c) the Clearing Member from whom the underlying Securities are to be received; (d) the total amount payable by the Company upon such delivery; (e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series and (f) the amount of cash and/or the amount and kind of Securities, specifically allocated to such Series, if any, to be withdrawn from the Senior Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of the Series to which such Put Option was specifically allocated the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate against delivery of such Securities, and shall make the withdrawals specified in such Certificate.

    10. Whenever the Company writes a Stock Index Option, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) whether such Stock Index Option is a put or a call; (c) the number of options written; (d) the stock index to which such Option relates;
(e) the expiration date; (f) the exercise price; (g) the Clearing Member through whom such Option was written; (h) the premium to be received by the Company; (i) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; (j) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Collateral Account for such Series; and (k) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Senior Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Certificate, or (2) make the deposits into the Margin Account specified in the Certificate.

    11. Whenever a Stock Index Option written by the Company and described in the preceding paragraph of this Article is exercised, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through whom such Stock Index Option is being exercised; (d) the total amount payable upon such exercise;
(e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series; and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Custodian shall pay out of the moneys held for the account of the Series to which such Stock
Index Option was specifically allocated to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

    12. Whenever the Company purchases any Option identical to a previously written Option described in paragraphs 6, 8 or 10 of this Article in a transaction expressly designated a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased: (a) that the transaction is a Closing Purchase Transaction;
(b) the Series for which the Option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Company; (f) the expiration date; (g) the type of Option (put or call);
(h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account, or the Senior Security Account for such Series.
Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

    13. Upon the expiration, exercise or consummation of a Closing Purchase Transaction with respect to any Option purchased or written by the Company and described in this Article, the Custodian shall delete such Option from the statements delivered to the Company pursuant to paragraph 3 Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, and the Margin Account and/or the Senior Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.


                                  ARTICLE VI.

                               FUTURES CONTRACTS

    1. Whenever the Company shall enter into a Futures Contract, the Company shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract, (or with respect to any number of identical
Futures Contract(s)): (a) the Series for which the Futures Contract is being entered; (b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Company is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment out of the moneys specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and deposit in the Senior Security Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Certificate.

    2. (a) Any variation margin payment or similar payment required to be made by the Company to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

         (b) Any variation margin payment or similar payment from a broker, dealer, or futures commission merchant to the Company with respect to an outstanding Futures Contract, shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

    3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Company until delivery or settlement is made on such Futures Contract, the Company shall deliver to the Custodian a Certificate specifying:
(a) the Futures Contract and the Series to which the same relates; (b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Senior Security Account for such Series. The Custodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Company pursuant to paragraph 3 of Article III herein.

    4. Whenever the Company shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Company shall deliver to the Custodian a Certificate specifying: (a) the items of information required in a Certificate described in paragraph 1 of this Article, and (b) the Futures Contract being offset. The Custodian shall make payment out of the money specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Company pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Senior Security Account for such Series as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.


                                  ARTICLE VII.

                            FUTURES CONTRACT OPTIONS

    1. Promptly after the purchase of any Futures Contract Option by the Company, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series to which such Option is specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Company upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and (i) the name of the broker, or futures commission merchant, to whom payment is to be made. The Custodian shall pay out of the moneys specifically allocated to such Series, the total amount to be paid upon such purchase to the broker or futures commission merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

    2. Promptly after the sale of any Futures Contract Option purchased by the Company pursuant to paragraph 1 hereof, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) Series to which such Futures Contract Option was specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale;
(e) the sale price; (f) the date of settlement; (g) the total amount payable to the Company upon such sale; and (h) the name of the broker or futures commission merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Company, provided the same conforms to the total amount payable as set forth in such Certificate.

    3. Whenever a Futures Contract Option purchased by the Company pursuant to paragraph 1 is exercised by the Company, the Company shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through whom the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Company;
(g) the amount, if any, to be received by the Company; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall make, out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

    4. Whenever the Company writes a Futures Contract Option, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series for which such Futures Contract Option was written; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the

Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Company; (g) the name of the broker or futures commission merchant through whom the premium is to be received; and
(h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series. The Custodian shall, upon receipt of the premium specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series the deposits into the Senior Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

    5. Whenever a Futures Contract Option written by the Company which is a call is exercised, the Company shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Company upon such exercise; (f) the net total amount, if any, payable by the Company upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall, upon its receipt of the net total amount payable to the Company, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

    6. Whenever a Futures Contract Option which is written by the Company and which is a put is exercised, the Company shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Option was specifically allocated; (b) the particular Futures Contract Option exercised;
(c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the Company upon such exercise; (f) the net total amount, if any, payable by the Company upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Senior Security Account for such Series, if any. The Custodian shall, upon its receipt of the net total amount payable to the Company, if any, specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security
Account as specified in the Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

      7. Whenever the Company purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this
Article in order to liquidate its position as a writer of such Futures Contract Option, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which such Option is specifically allocated; (b) that the transaction is a closing transaction; (c) the type of Future Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Option Contract; (d) the exercise price; (e) the premium to be paid by the Company; (f) the expiration date;
(g) the name of the broker or futures commission merchant to whom the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series. The Custodian shall effect the withdrawals from the Senior Security Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

      8. Upon the expiration, exercise, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Company and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Company pursuant to paragraph 3 of Article III herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Senior Security Account as may be specified in a Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

      9. Futures Contracts acquired by the Company through the exercise of a Futures Contract Option described in this Article shall be subject to
Article VI hereof.

                               ARTICLE VIII.

                                SHORT SALES

      1. Promptly after any short sales by any Series of the Company, the Company shall promptly deliver to the Custodian a Certificate specifying: (a) the Series for which such short sale was made; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Company upon such sale, if any, (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Senior Security Account, and (i) the name of the broker through whom such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Company upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Company, issue a receipt or make the deposits into the Margin Account and the Senior
Security Account specified in the Certificate.

      2. In connection with the closing-out of any short sale, the Company shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing out: (a) the Series for which such transaction is being made; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker;
(d) the dates of closing-out and settlement; (e) the purchase price per unit;
(f) the net total amount payable to the Company upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account, (i) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account; and (j) the name of the broker through whom the Company is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Company upon such closing-out, and the return and/or cancellation of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Company to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Senior Security Account, as the same are specified in the Certificate.

                                 ARTICLE IX.

                        REVERSE REPURCHASE AGREEMENTS

      1. Promptly after the Company enters a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Company shall deliver to the Custodian a Certicficate, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Company in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Company to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and (f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Senior Security Account for such Series in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Company specified in the Certificate or Oral Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Senior Security Account, specified in such Certificate or Oral Instructions.

      2. Upon the termination of a Reverse Repurchase Agreement described in preceding paragraph 1 of this Article, the Company shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered; (b) the total amount payable by the Company in connection with such termination; (c) the amount and kind of Securities to be received by the Company and specifically allocated to such Series in connection with such termination; (d) the date of termination; (e) the name of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Securities Account for such Series. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Company specified in the Certificate or Oral Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Senior Security Account, specified in such Certificate or Oral Instructions.

                                 ARTICLE X.

                LOAN OF PORTFOLIO SECURITIES OF THE COMPANY

      1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Custodian hereunder, the Company shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository in accordance with the customs prevailing among dealers in securities.

      2. Promptly after each termination of the loan of Securities by the Company, the Company shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities: (a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate, and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Company, the total amount payable upon such return of Securities as set forth in the Certificate.

                                ARTICLE XI.

                CONCERNING MARGIN ACCOUNTS, SENIOR SECURITY
                     ACCOUNTS, AND COLLATERAL ACCOUNTS

      1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Senior Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Senior Security Account for such Series. In the event that the Company fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Senior Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall so notify the Company.

      2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

      3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

      4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Company within the scope of Article XIV herein.

      5. On each business day the Custodian shall furnish the Company with a statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day:
(a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a copy of the statement furnished the Company with respect to such Margin Account.

      6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Company with a statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Company of such statement, the Company shall furnish to the Custodian a Certificate specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar document, the Company shall promptly specify in a Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.

                                    ARTICLE XII.

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

      1. The Company shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Company, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Company on the payment date, or (ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral

Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

      2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of each Series the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Company with respect to such Series.

                                   ARTICLE XIII.

                          SALE AND REDEMPTION OF SHARES

      1. Whenever the Company shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:

       (a)  The Series, the number of Shares sold, trade date, and price; and

       (b) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

      2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

      3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Company in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

      4. Except as provided hereinafter, whenever the Company desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Certificate specifying:

       (a)  The number and Series of Shares redeemed; and

       (b)  The amount to be paid for such Shares.

      5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the

Transfer Agent out of the moneys held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

      6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Company, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Company or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys held in the separate account of the Series of the Shares being redeemed.

                                   ARTICLE XIV.

                           OVERDRAFTS OR INDEBTEDNESS

      1. If the Custodian, should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account of such Series for some other reason, or if the Company is for any other reason indebted to the Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Company's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Company for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Company hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Company may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Company authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. In addition, the Company hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Company had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 9 a.m., New York City time, advise the Custodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.

      2. The Company will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Company against delivery of a stated amount of collateral. The Company shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Company, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Company on the borrowing date, (g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and
(h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Company's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Company shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Company fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities.

                                    ARTICLE XV.

                                   TERMINAL LINK

      1. At no time and under no circumstances shall the Company be obligated to have or utilize the Terminal Link, and the provisions of this Article shall apply if, but only if, the Company in its sole and absolute discretion elects to utilize the Terminal Link to transmit Certificates to the Custodian.

      2. The Terminal Link shall be utilized by the Company only for the purpose of the Company providing Certificates to the Custodian with respect to transactions involving Securities or for the transfer of money to be applied to the payment of dividends, distributions or redemptions of Company Shares, and shall be utilized by the Custodian only for the purpose of providing notices to the Company. Such use shall commence only after the Company shall have delivered to the Custodian a Certificate substantially in the form of Exhibit D and shall have established access codes. Each use of the Terminal Link by the Company shall constitute a representation and warranty that the Terminal Link is being used only for the purposes permitted hereby, that at least two Officers have each utilized an access code, that such safekeeping procedures have been established by the Company, and that such use does not contravene the Investment Company Act of 1940, as amended, or the rules or regulations thereunder.

      3. The Company shall obtain and maintain at its own cost and expense all equipment and services, including, but not limited to communications services, necessary for it to utilize the Terminal Link, and the Custodian shall not be responsible for the reliability or availability of any such equipment or services.

      4. The Company acknowledges that any data bases made available as part of, or through the Terminal Link and any proprietary data, software, processes, information and documentation (other than any such which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Company shall, and shall cause others to which it discloses the Information, to keep the Information confidential by using the same care and discretion it uses with respect to its own confidential property and trade secrets, and shall neither make nor permit any disclosure without the express prior written consent of the Custodian.

      5. Upon termination of this Agreement for any reason, the Company shall return to the Custodian any and all copies of the Information which are in the Company's possession or under its control, or which the Company distributed to third parties. The provisions of this Article shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all Information whether or not copyrighted.

      6. The Custodian reserves the right to modify the Terminal Link from time to time without notice to the Company except that the Custodian shall give the Company notice not less than 75 days in advance of any modification which would materially adversely affect the Company's operation, and the Company agrees that the Company shall not modify or attempt to modify the Terminal Link without the Custodian's prior written consent. The Company acknowledges that any software or procedures provided the Company as part of the Terminal Link are the property of the Custodian and, accordingly, the Company agrees that any modifications to the Terminal Link, whether by the Company, or by the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

      7. Neither the Custodian nor any manufacturers and suppliers it utilizes or the Company utilizes in connection with the Terminal Link makes any warranties or representations, express or implied, in fact or in law, including but not limited to warranties of merchantability and fitness for a particular purpose.

      8. The Company will cause its Officers and employees to treat the authorization codes and the access codes applicable to Terminal Link with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely on Certificates received by it through the Terminal Link. The Company acknowledges that it is its responsibility to assure that only its Officers use the Terminal Link on its behalf, and that a Custodian shall not be responsible nor liable for use of the Terminal Link on the Company's behalf by persons other than such persons or Officers, or by only a single Officer, nor for any alteration, omission, or failure to promptly forward.

      9(a). Except as otherwise specifically provided in Section 9(b) of this Article, the Custodian shall have no liability for any losses, damages, injuries, claims, costs or expenses arising out of or in connection with any failure, malfunction or other problem relating to the Terminal Link except for money damages suffered as the direct result of the negligence of the Custodian in an amount not exceeding for any incident $25,000 provided, however, that the Custodian shall have no liability under this Section 9 if the Company fails to comply with the provisions of Section 11.

      9(b). The Custodian's liability for its negligence in executing or failing to execute a transfer of funds in accordance with a Certificate received through Terminal Link shall arise only if such Certificate shall have been duly acknowledged by the Custodian, and shall be contingent upon the Company complying with the provisions of Section 12 of this Article, and shall be limited to (i) restoration of the principal amount mistransferred, if and to the extent that the Custodian would be required to make such restoration under applicable law, and (ii) the lesser of (A) a Fund's actual pecuniary loss incurred by reason of its loss of use of the mistransferred funds or the funds which were not transferred, as the case may be, or (B) compensation for the loss of the use of the mistransferred funds or the funds which were not transferred, as the case may be, at a rate per annum equal to the average federal funds rate as computed from the Federal Reserve Bank of New York's daily determination of the effective rate for federal funds, for the period during which a Company has lost use of such funds. In no event shall the Custodian have any liability for failing to execute in accordance with a Certificate a transfer of funds where the Certificate is received by the Custodian through Terminal Link other than through the applicable transfer module for the particular instructions contained in such Certificate.

      10. Without limiting the generality of the foregoing, in no event shall the Custodian or any manufacturer or supplier of its computer equipment, software or services relating to the Terminal Link be responsible for any special, indirect, incidental or consequential damages which the Company may incur or experience by reason of its use of the Terminal Link even if the Custodian or any manufacturer or supplier has been advised of the possibility of such damages, nor with respect to the use of the Terminal Link shall the Custodian or any such manufacturer or supplier be liable for acts of God, or with respect to the following to the extent beyond such person's reasonable control: machine or computer breakdown or malfunction, interruption or malfunction of communication facilities, labor difficulties or any other similar or dissimilar cause.

      11. The Company shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, the Terminal Link as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the Business Day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Company whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Terminal Link.

      12. The Custodian shall verify to the Company, by use of the Terminal Link, receipt of each Certificate the Custodian receives through the Terminal Link, and in the absence of such verification the Custodian shall not be liable for any failure to act in accordance with such Certificate and the Company may not claim that such Certificate was received by the Custodian. Such verification, which may occur after the Custodian has acted upon such Certificate, shall be accomplished on the same day on which such Certificate is received.

                                  ARTICLE XVI.
                DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY
                OF ANY SERIES HELD OUTSIDE OF THE UNITED STATES

      1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' Foreign Securities (as such term is defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended) and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Schedule I hereto ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and the Custodian, copies of which have been previously delivered to the Company and receipt of which is hereby acknowledged (each such agreement, a "Foreign Sub-Custodian Agreement"). The Custodian shall be liable for the acts and omissions of each Foreign Sub-Custodian constituting negligence or willful misconduct in the conduct of its responsibilities under the terms of the Foreign Sub-Custodian Agreement. Upon receipt of a Certificate, together with a certified resolution substantially in the form attached as Exhibit E of the Company's Board of Directors, the Company may designate any additional foreign sub-custodian with which the Custodian has an agreement for such entity to act as the Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to Schedule I. Upon receipt of a Certificate from the Company, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Company's assets and such Foreign Sub-Custodian shall be deemed deleted from Schedule I.

      2. Each Foreign Sub-Custodian Agreement shall be substantially in the form previously delivered to the Company and will not be amended in a way that materially adversely affects the Company without the Company's prior written consent.

      3. The Custodian shall identify on its books as belonging to each Series of the Company the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Company, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Company or any Series against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Company or any Series if and to the extent that the Company or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

      4. Upon request of the Company, the Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such Foreign Sub-Custodian under its agreement with the Custodian on behalf of the Company.

      5. The Custodian will supply to the Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Custodian on behalf of the Series.

      6. The Custodian shall furnish annually to the Company, as mutually agreed upon, information concerning the Foreign Sub-Custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Company in connection with the Company's initial approval of such Foreign Sub-Custodians and, in any event, shall include information pertaining to (i) the Foreign Custodians' financial strength, general reputation and standing in the countries in which they are located and their ability to provide the custodial services required, and (ii) whether the Foreign Sub-Custodians would provide a level of safeguards for safekeeping and custody of securities not materially different from those prevailing in the United States. The Custodian shall monitor the general operating performance of each Foreign Sub-Custodian, and at least annually obtain and review the annual financial report published by such Foreign Sub-Custodian to determine that it meets the financial criteria of an "Eligible Foreign Custodian" under Rule 17f-5(c) (2) (i) or (ii). The Custodian will promptly inform the Company in the event that the Custodian learns that a Foreign Sub-Custodian no longer satisfies the financial criteria of an "Eligible Foreign Custodian" under such Rule. The Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian Agreement with the terms of the relevant Foreign Sub-Custodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian agreement believed by the Custodian to have a material adverse effect on the Company or any Series it will promptly notify the Company of such breach. The Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian Agreement.

      7. The Custodian shall transmit promptly to the Company all notices, reports or other written information received pertaining to the Company's Foreign Securities, including without limitation, notices of corporate action, proxies and proxy solicitation materials.

      8. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

                                 ARTICLE XVII.

                CONCERNING THE CUSTODIAN AND ITS RESPONSIBILITES

      1. Except as hereinafter provided, or as provided in Article XVI neither the Custodian nor its nomiee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. In no event shall the Custodian be liable to the Company or any third party for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed or the possibility of such damages and regardless of the form of action. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Company, at the expense of the Company, or of its own counsel, at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Company for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents.

      2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

       (a) The validity of the issue of any Securities purchased, sold, or written by or for the Company, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

       (b) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

       (c) The legality of the declaration or payment of any dividend by the Company;

       (d) The legality of any borrowing by the Company using Securities as collateral;

       (e) The legality of any loan of portfolio Securities, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Company is adequate collateral for the Company against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Company that the amount of such cash collateral held by it for the Company is sufficient collateral for the Company, but such duty or obligation shall be the sole responsibility of the Company. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Company are lent pursuant to Article XIV of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Company during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Company in the event that such dividends or interest are not paid and received when due; or

       (f) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Senior Security Account or Collateral Account in connection with transactions by the Company. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Company of any variation margin payment or similar payment which the Company may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment to the Company of any variation margin payment or similar payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Company is entitled to receive, or to notify the Company of the Custodian's receipt or non-receipt of any such payment.

      3. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Company until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Company's interest at the Book-Entry System or the Depository.

      4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Company of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Company, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

      5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Company from the Transfer Agent of the Company nor to take any action to effect payment or distribution by the Transfer Agent of the Company of any amount paid by the Custodian to the Transfer Agent of the Company in accordance with this Agreement.

      6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action, provided, however, that the Custodian shall promptly notify the Company of any such default or refusal.

      7. The Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Article XVI appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Company, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Company and the appointed institution.

      8. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Company and specifically allocated to a Series are such as properly may be held by the Company or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Company, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Company.

      9. The Custodian shall be entitled to receive and the Company agrees to pay the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time between the Custodian and the Company. The Custodian may charge such compensation and any expenses with respect to a Series incurred by the Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series. Unless and until the Company instructs the Custodian by a Certificate to apportion any loss, damage, liability or expense among the Series in a specified manner, the Custodian shall also be entitled to charge against any money held by it for the account of a Series such Series' pro rata share
(based on such Series net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.
The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of securities of the Company.

      10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian hereinabove provided for. The Company agrees to forward to the Custodian a Certificate confirming such Oral Instructions in such manner so that such Certificate is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Comapny agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Company. The Company agrees that the Custodian shall incur no liability to the Company in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Officer.

      11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

      12. The books and records pertaining to the Company which are in the possession of the Custodian shall be the property of the Company. Such books and records shall be prepared and maintained as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Company, or the Company's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by the Custodian to the Company or the Company's authorized representative, and the Company shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Company, the Custodian shall provide in hard copy or on micro-film, whichever the Custodian elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Company shall reimburse the Custodian for its expenses of providing such hard copy or micro-film.

      13. The Custodian shall provide the Company with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Company may reasonably request from time to time.

      14. The Company agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, including the Custodian's payment or nonpayment of checks pursuant to paragraph 6 of Article XIII as part of any check redemption privilege program of the Company, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence, bad faith or willful misconduct. Whenever any claim arises for indemnification under this Agreement, Custodian shall give prompt notice of the claim (the "Notice of Claim") to the Company, and, when known, the facts forming the basis for such claim. If the facts giving rise to a claim for indemnification shall involve any claim or demand by any third party against Custodian, the Company shall be entitled (without prejudice to the right of Custodian to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing. The Custodian shall cooperate in the defense of the claim, and Custodian shall not settle or compromise any claim without the prior written consent of the Company, which consent shall not be unreasonably withheld, unless suit shall have been instituted against Custodian and the Company has not, within twenty (20) days after having been given Notice of Claim, assumed control of such suit as provided in this Section 14.

      15. Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Article XVI the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instucted to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously.

The Company assumes all responsibility and liability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to instructions of the Company, which responsibility and liability shall continue until final payment in full has been received by the Custodian.

      16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement or incidental to such duties and responsibilities, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                ARTICLE XVIII.

                                 TERMINATION

      1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Company, it shall be accompanied by a copy of a resolution of the Board of Directors of the Company, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Company shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Directors of the Company, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Company, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Company and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

      2. If a successor custodian is not designated by the Company or the Custodian in accordance with the preceding paragraph, the Company shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Company) and moneys then owned by the Company be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Company to hold such Securities hereunder in accordance with this Agreement.

                               ARTICLE XIX.

                               MISCELLANEOUS

      1. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Company under its corporate seal, setting forth the names and the signatures of the present Officers of the Company. The Company agrees to furnish to the Custodian a new Certificate in similar form in the event any such present Officer ceases to be an Officer of the Company, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signatures of the Officers as set forth in the last delivered Certificate.

      2. The Company shall have no duties or responsibilities to the Custodian except such duties or responsibilities as are specifically set forth in this Agreement or incidental to such duties and responsibilities, and no covenant or obligation of the Company to the Custodian shall be implied in this Agreement.

      3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

      4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Company shall be sufficiently given if addressed to the Company and mailed or delivered to it at its office at the address for the Company first above written, or at such other place as the Company may from time to time designate in writing.

      5. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Company.

      6. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Company without the written consent of the Custodian, or by the Custodian without the written consent of the Company, authorized or approved by a resolution of the Company's Board of Directors.

      7. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

      8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective corporate Officers, thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

                                              THE WALNUT STREET FUNDS, INC.


[SEAL]                                        By: /s/ Timothy C. Nicholson
                                                 ------------------------------

Attest:


-----------------------------------


                                              THE BANK OF NEW YORK


[SEAL]                                        By:
                                                 ------------------------------


Attest:

/s/ Marjorie A. McLaughlin
-----------------------------------

                                    APPENDIX A


      I,                             , and I,                   , of
The Walnut Street Funds, Inc., a Maryland corporation (the "Fund"), do hereby certify that:

      The following individuals serve in the following positions with the Company and each has been duly elected or appointed by the Board of Directors of the Company to each such position and qualified therefor in conformity with the Company's Articles of Incorporation and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures:

Name                      Position                 Signature

---------------------     --------------------     ---------------------

                                    APPENDIX B

      I, Marjorie McLaughlin, an Assistant Vice President, with THE BANK OF NEW YORK do hereby designate the following publications:

The Bond Buyer
Depository Trust Company Notices
Financial Daily Card Service
JJ Kenney Municipal Bond Service
London Financial Times
New York Times
Standard & Poor's Called Bond Record
Wall Street Journal

                                    EXHIBIT A

                                  CERTIFICATION

      The undersigned,                               , hereby certifies that
he is the duly elected and acting                of The Walnut Street Funds,
Inc., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Company at a
meeting duly held on              , 1993, at which a quorum was at all times
present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

      RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Company dated as of            ,
1993, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to deposit in the Book-Entry System, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of The
Walnut Street Funds, Inc. as of the          day of               , 1993.


                                                 -----------------------------


[SEAL]

                                    EXHIBIT B

                                  CERTIFICATION

      The undersigned,                            , hereby certifies that he
is the duly elected and acting              of The Walnut Street Funds, Inc.,
a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Company at a meeting
duly held on                  , 1993, at which a quorum was at all times
present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

      RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Company dated as of            ,
1993, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Depository to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of The
Walnut Street Funds, Inc. as of the         day of               , 1993.


                                                 -----------------------------


[SEAL]

                                   EXHIBIT B-1

                                  CERTIFICATION

      The undersigned,                            , hereby certifies that he
or she is the duly elected and acting              of The Walnut Street Funds,
Inc., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Trustees of the Company at a
meeting duly held on                  , 1993, at which a quorum was at all
times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

      RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Company dated as of
                  , 1993, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Participants Trust Company as Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Participants Trust Company to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of The
Walnut Street Funds, Inc. as of the         day of               , 1993.


                                                 -----------------------------


[SEAL]

                                    EXHIBIT C

                                  CERTIFICATION

      The undersigned,                            , hereby certifies that he
is the duly elected and acting              of The Walnut Street Funds, Inc.,
a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Company at a meeting
duly held on                  , 1993, at which a quorum was at all times
present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

      RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody
Agreement between The Bank of New York and the Company dated as of            ,
1993, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary, to accept, utilize and act with respect to Clearing Member confirmations for Options and transaction in Options, regardless of the Series to which the same are specifically allocated, as such terms are defined in the Custody Agreement, as provided in the Custody Agreement.

      IN WITNESS WHEREOF, I have hereunto set my hand and the seal of The
Walnut Street Funds, Inc. as of the         day of               , 1993.


                                                 -----------------------------


[SEAL]

                                    EXHIBIT D


      The undersigned,                            , hereby certifies that he
or she is the duly elected and acting              of The Walnut Street Funds,
Inc., a Maryland corporation (the "Fund"), further certifies that the following resolutions were adopted by the Board of Directors of the Company at
a meeting duly held on                  , 1993, at which a quorum was at all
times present and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

      RESOLVED, that The Bank of New York, as Custodian pursuant to the Custody
Agreement between The Bank of New York and the Company dated as of            ,
1993, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to act in accordance with, and to rely on Certificates (as defined in the Custody Agreement) given by the Company to the Custodian by a Terminal Link (as defined in the Custody Agreement).

      RESOLVED, that the Company shall establish access codes and grant use of such access codes only to Officers of the Company as defined in the Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of such access codes, shall limit its use of the Terminal Link to those purposes permitted by the Custody Agreement, shall require at least two such Officers to utilize their respective access codes in connection with each such Certificate, and shall use the Terminal Link only in a manner that does not contravene the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

      RESOLVED, that Officers of the Company shall, following the establishment of such access codes and such internal safekeeping procedures, advise the Custodian that the same have been established by delivering a Certificate, as defined in the Custody Agreement, and the Custodian shall be entitled to rely upon such advice.

      IN WITNESS WHEREOF, I hereunto set my hand and the seal of The
Walnut Street Funds, Inc. as of the         day of               , 1993.


                                                 -----------------------------


[SEAL]

                                    EXHIBIT E


      The undersigned,                            , hereby certifies that he
or she is the duly elected and acting              of The Walnut Street Funds,
Inc., a Maryland corporation (the "Fund"), further certifies that the following resolutions were adopted by the Board of Directors of the Fund at
a meeting duly held on                  , 1993, at which a quorum was at all
times present and that such resolutions have not been modified or rescinded and are in full force and effect as of the date hereof.

      RESOLVED, that the maintenance of the Fund's assets in each country listed in Schedule I hereto be, and hereby is, approved by the Board of Directors as consistent with the best interests of the Fund and its shareholders; and further

      RESOLVED, that the maintenance of the Fund's assets with the foreign branches of The Bank of New York (the "Bank") listed in Schedule I located in the countries specified therein, and with the foreign subcustodians and despositories listed in Schedule I located in the countries specified therein be, and hereby is, approved by the Board of Directors as consistent with the best interests of the Fund and its shareholders; and further

      RESOLVED, that the Subcustodian Agreements presented to this meeting between the Bank and each of the foreign subcustodians and depositories listed in Schedule I providing for the maintenance of the Fund's assets with the applicable entity, be and hereby are, approved by the Board of Directors as consistent with the best interests of the Fund and its shareholders;
and further

      RESOLVED, that the appropriate officers of the Fund are hereby authorized to place assets of the Fund with the aforementioned foreign branches and foreign subcustodians and depositories as hereinabove provided; and further

      RESOLVED, that the appropriate officers of the Fund, or any of them, are authorized to do any and all other acts, in the name of the Fund and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

      IN WITNESS WHEREOF, I hereunto set my hand and the seal of The
Walnut Street Funds, Inc., as of the         day of               , 1993.


                                                 -----------------------------


[SEAL]

                                                     SCHEDULE I

                                              Bank of New York Branches
                                                        and
                                             Eligible Foreign Custodians

Country                                      Bank Name and Address                                   Status
-------                                      ---------------------                                -------------
Argentina                                    The First National Bank of Boston                    Correspondent
                                             Florida 99, 1005 Buenos Aires,
                                             Argentina

Australia                                    Australia and New Zealand Banking                    Correspondent
                                               Group, Limited
                                             55 Colins Street,
                                             Melbourne, Australia

Austria                                      GiroCredit Bank Aktiengesellschaft                   Correspondent
                                               der Sparkassen
                                             A-1010 Wien, Schubertring 5,
                                             Vienna, Austria

Belgium                                      Banque Bruxelles Lambert, S.A.                       Correspondent
                                             24 Avenue Marnix,
                                             Brussels 1050
                                             Belgium

Brazil                                       The First National Bank of Boston                    Correspondent
                                             Rua Libero Badaro, 487,
                                             01009 - Sao - SP (Alt 226)
                                             Brazil

Canada                                       Royal Trust Corporation of Canada                    Correspondent
                                             55 King Street West
                                             Royal Trust Tower, Toronto,
                                             Ontario M5H 1P9, Canada

Denmark                                      Den Danske Bank                                      Correspondent
                                             2-12 Holmens Kanal
                                             DK - 1092 Copenhagen K.
                                             Denmark

Finland                                      Union Bank of Finland Ltd.                           Correspondent
                                             Aleksanterinkatu 30,
                                             Helsinki, Finland

France                                       Banque Paribas                                       Correspondent
                                             3 Rue D'Antin
                                             75002 Paris, France

Germany                                      Dresdner Bank A.G.                                   Correspondent



                                             Jurgen-Ponto-Platz 1 (Alt 207)
                                             6000 Frankfurt 11,
                                             Federal Republic of Germany

Hong Kong                                    The Hongkong & Shanghai Banking                      Correspondent
                                               Corporation
                                             1 Queen's Road Central,
                                             Hong Kong

Indonesia                                    The Hongkong & Shanghai Banking                      Correspondent
                                               Corporation
                                             P.O. Box 2307, Jakarta 1001,
                                             Indonesia

Ireland                                      Allied Irish Bank                                    Correspondent
                                             Bankcentre, Ballsbridge,
                                             Dublin 4, Ireland

Italy                                        Citibank, N.A.                                       Correspondent
                                             Foro Buonaparte, 16
                                             1-20121 Milano
                                             Italy

Japan                                        The Yasuda Trust & Banking                           Correspondent
                                               Company, Limited
                                             2-1 Yaesu, 1-chome
                                             Chuo-ku, Tokyo 103,
                                             Japan

Korea                                        Bank of Seoul                                        Correspondent
                                             10-1, Namdaeman-Ro 2-Ka
                                             Chung-ku, Seoul, 100-092,
                                             Korea

Luxembourg                                   Cedel, S.A.                                          Depository
                                             67 Boulevard Grande-Duchesse
                                               Charlotte
                                             L-1010, Luxembourg

Malaysia                                     The Hongkong & Shanghai Banking                      Correspondent
                                               Corporation Ltd.
                                             Kuala Lumpur, Malaysia

Mexico                                       Citibank, N.A.                                       Correspondent
                                             Pasee de la Reforma 390,
                                             Mexico City, 06695
                                             Mexico

Netherlands                                  Amsterdam-Rotterdam Bank, N.V.                       Correspondent
                                             Kemelstede 2, 4817 ST Breda
                                             The Netherlands



New Zealand                                  Australia and New Zealand Banking                    Correspondent
                                               Group Ltd.
                                             215-229 Lambton Quay
                                             P.O. Box 1492
                                             Wellington, 1
                                             New Zealand

Norway                                       Den norske Bank AS                                   Correspondent
                                             Kirkengaten 21, 0153 Oslo 1,
                                             Norway

Philippines                                  The Hongkong and Shanghai                            Correspondent
                                               Corporation Ltd.
                                             Makti, Metro Manila,
                                             Philippines

Portugal                                     Banco Comercial Portugues (Alt 136)                  Correspondent
                                             Rua Augusta, 41, 1100 Lison,
                                             Portugal

Singapore                                    United Overseas Bank Limited                         Correspondent
                                             1 Bonham Street, #01-00,
                                             Singapore

Spain                                        Banco Bilbao Vizcaya, S.A.                           Correspondent
                                             Plaza de San Nicholas 4,
                                             Bilbao, Spain

Sweden                                       Skandinaviska Enskilda Banken                        Correspondent
                                             Kungstradgardsgatan 8, (Alt 132)
                                             Stockholm, Sweden

Switzerland                                  Union Bank of Switzerland                            Correspondent
                                             45 Bahnhofstrasse,
                                             Zurich, Switzerland

Thailand                                     The Siam Commercial Bank, Ltd.                       Correspondent
                                             1060 Phetchaburi Road,
                                             Bangkok 10400, Thailand

United                                       The Bank of New York                                 Branch
Kingdom                                      46 Berkeley Street
                                             London W1X 6AA, England

Venezuela                                    Citibank, N.A.                                       Correspondent
                                             Carmelitas a Altagracia,
                                             Edificio Citibank,
                                             Caracas, 1010, Venezuela

                           [letterhead of The Bank of New York]

                                    CUSTODIAN FEE
                                     PER ACCOUNT
                                         FOR
                               WALNUT STREET FUNDS, INC.

Domestic Custody Fees
---------------------

Safekeeping Fees/Income Collection/Capital Change/Reporting
-----------------------------------------------------------
via LASER
---------

1 basis point per annum on the first $250 million of market value of portfolio securities.

1/2  basis point per annum on the next $750 million.

1/4  basis point per annum on the excess over $1 billion.

The per annum holding fees are based on the daily net asset value of each portfolio and will be billed monthly.

No minimum holding fee will apply for the Fund's first year of operation.

Earnings Credit on Balances/Interest Charge for Overdrafts
----------------------------------------------------------

We will pay compensation to the Fund on 85% of the daily available balance in the domestic custodian account computed at 1/2% below the Federal Funds rate on the day of the balance.

Overdrafts resulting from a management company error, not bank errors, will cause a reduction of the earnings credit computed at 1% above the Federal Funds rate on the day of the overdraft.

Credits and debits will be accumulated daily and the net applied against the Custodian safekeeping fees. To the extent a net debit is accumulated the Fund will be charged for the expense in addition to the safekeeping fees.
To the extent a net earnings credit is generated which exceeds the safekeeping fees, such excess earnings credit can be carried forward to the next succeeding month, however, no earnings credit will be carried forward after the end of the calendar year.

Custodian Transaction Charges/Paydowns
--------------------------------------

$12.00 -- Book-entry transactions - DTC/FRB/PTC
$25.00 -- Physical settlements

               [letterhead of The Bank of New York]
          GLOBAL CUSTODY FEE SCHEDULE PER ACCOUNT FOR
                     WALNUT STREET FUNDS, INC.

                         TIER I MARKETS
                         --------------
         Australia                     Mexico (Bonds)
         Austria                       Netherlands
         Belgium                       New Zealand
         Canada                        Norway
         France                        Spain
         Germany                       Sweden
         Ireland                       Switzerland
         Japan                         United Kingdom

Safekeeping Charges
-------------------

12 basis points per annum on the market value of portfolio securities held in the above countries.

Transaction Charges
-------------------

$60 for each transaction.

                                         TIER II MARKETS


                                                              Fees
                                                              ----
                                            Safekeeping                 Transactions
                                            -----------                 ------------
Argentina                                    35 b.p.                        $125
Denmark                                      15 b.p.                        $100
Finland                                      15 b.p.                        $ 75
Hong Kong                                    15 b.p.                        $150
Indonesia                                    15 b.p.                        $150
Italy                                        18 b.p.                        $ 75
Malaysia                                     15 b.p.                        $100
Mexico (Equities)                            25 b.p.                        $ 60
Portugal                                     25 b.p.                        $150
Singapore                                    15 b.p.                        $150
Thailand                                     15 b.p.                        $100
Venezuela                                    45 b.p.                        $ 75

                           [letterhead of The Bank of New York]


Miscellaneous Transaction Charges
---------------------------------

$8.50 Federal Reserve Wires in/out not related to securities transactions, and official check requests.

Out-of-Pocket Expenses
----------------------

Out-of-Pocket expenses traditionally include, but are not limited to Federal Reserve charges for security transactions, postage and insurance on physical transfer items, etc. These expenses will be billed to the respective custody account on a monthly basis.





Walnut Street Funds, Inc.               The Bank of New York

Approved by /s/ Timothy C. Nicholson    Submitted by /s/ Marjorie A. McLaughlin
            ------------------------                 --------------------------
                                                   Marjorie A. McLaughlin
                                                   Assistant Vice President

Date              5/14/93               Date           April 29, 1993
    --------------------------------        -----------------------------------

                               [letterhead of The Bank of New York]

                                       TIER III MARKETS
                                       ----------------


Cedel/Euroclear                              6 b.p.                         $ 30

Out-of-Pocket Charges
---------------------

Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, extraordinary telecommunications fees or other unusual expenses which are unique to a country in which our client is investing (such as exceptional transactions costs in Thailand or safekeeping charges on Spanish utility stocks) will be passed along at cost.





Walnut Street Funds, Inc.               The Bank of New York

Approved by /s/ Timothy C. Nicholson    Submitted by /s/ Marjorie A. McLaughlin
            ------------------------                 --------------------------
                                                   Marjorie A. McLaughlin
                                                   Assistant Vice President

Date              5/14/93               Date           April 29, 1993
    --------------------------------        -----------------------------------

                           [letterhead of The Bank of New York]


                            PORTFOLIO PRICING, FUND ACCOUNTING,
                  FUND ADMINISTRATION AND BLUE SKY SERVICES FEE SCHEDULE
                                         PER PORTFOLIO
                                               FOR
                                    WALNUT STREET FUNDS, INC.

10 basis points per annum on the first $100mm of each portfolio's daily net assets

7    basis points on the next $400mm

3    basis points on the excess over $500mm

     Minimum per month is $6,000 for one portfolio and $4,000 for each additional domestic portfolio and $7,000 for each additional international portfolio. All Fees will be billed monthly.

Out-of-Pocket Expenses
----------------------

These expenses are billed as they are incurred with no mark-up. Expenses traditionally include, but are not limited to, the costs of obtaining prices for security valuations and mark to market, costs associated with attendance at Board presentations, postage, express mail charges, printing of shareholder reports, etc.

Blue Sky
--------

$10,000.00 -- per annum per fund.
   $150.00 -- for the initial filing in each state or jurisdiction.
   $100.00 -- for each subsequent renewal, or report filing in any state or jurisdiction.

Out-of-Pocket Expenses
----------------------

Blue Sky expenses include, but are not limited to, the costs of reproducing fund and filing documents, postage, express mail charges, Commscan Inc. directed or collect charges, etc.





Walnut Street Funds, Inc.               The Bank of New York

Approved by /s/ Timothy C. Nicholson    Submitted by /s/ Marjorie A. McLaughlin
            ------------------------                 --------------------------
                                                   Marjorie A. McLaughlin
                                                   Assistant Vice President

Date              5/14/93               Date           April 29, 1993
    --------------------------------        -----------------------------------